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                                                                   Exhibit 23.2
                                                                   ------------


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



       As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 21, 1997 (except with respect to the matter discussed in Note 1, as to which the date is March 26, 1997) included in Hybridon's Form 10-K for the year ended December 31, 1996, and to all references to our Firm included in this registration statement.





                                           /s/ Arthur Andersen LLP
                                           ----------------------------------
                                           ARTHUR ANDERSEN LLP


Boston, Massachusetts
June 2, 1997